EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of the Federal Home Loan Bank of Atlanta (the “Registrant”) for the period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), W. Wesley McMullan, President and Chief Executive Officer of the Bank, and Kirk R. Malmberg, Executive Vice President and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Registrant’s Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 10, 2011	/s/ W. Wesley McMullan
W. Wesley McMullan
President and Chief Executive Officer

/s/ Kirk R. Malmberg
Kirk R. Malmberg
Executive Vice President and Chief Financial Officer

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.